Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: January 5, 2024

/s/ Charles Cherington
Charles Cherington

/s/ John D. Halpern
John D. Halpern

/s/ Katherine H. Halpern
Katherine H. Halpern

/s/ Tucker R. Halpern
Tucker R. Halpern

WARREN STREET LEGACY, LLC

By:	/s/ Ian H. Halpern
Name: Ian H. Halpern
Title: Managing Member

/s/ George P. Denny III
George P. Denny III

FREEBIRD PARTNERS LP

By:	/s/ Curtis Huff
Name: Curtis Huff
Title: President and Chairman

FREEBIRD INVESTMENTS LLC

By:	/s/ Curtis Huff
Name: Curtis Huff
Title: Sole Member

/s/ Curtis Huff
Curtis Huff

/s/ Shameek Konar
Shameek Konar

/s/ Victoria Konar
Victoria Konar

IAF, LLC

By:	/s/ Edward Bennett
Name: Edward Bennett
Title: Authorized Signatory

/s/ Stephen E. Older
Stephen E. Older

/s/ David Soane
David Soane

THE SOANE FAMILY TRUST

By:	/s/ David Soane
Name: David Soane
Title: Trustee